Exhibit 8.1

March 24, 2009

Inergy, L.P.

Two Brush Creek Boulevard, Suite 200

Kansas City, MO 64112

RE:	INERGY, L.P.; REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

We have acted as counsel for Inergy, L.P., a Delaware limited partnership (the “Partnership”), in connection with the proposed offering and sale by the Partnership of up to 4,600,000 common units representing limited partner interests of the Partnership. We have also participated in the preparation of a Prospectus Supplement dated March 24, 2009 (“Prospectus Supplement”) and the Prospectus dated March 8, 2006 (the “Prospectus”) forming part of the Registration Statement on Form S-3 (No. 333-132287) (the “Registration Statement”) to which this opinion is an exhibit.

In connection therewith, we prepared the discussions set forth under the captions “Material Tax Considerations” in the Prospectus and “Tax Considerations” the Prospectus Supplement (together, the “Discussions”).

All statements of legal conclusions contained in the Discussions, unless otherwise noted, are our opinion with respect to the matters set forth therein (i) as of the date of the Prospectus Supplement in respect of the discussion set forth under the caption “Tax Considerations” and (ii) as of the date of the Prospectus in respect of the discussion set forth under the caption “Material Tax Considerations,” in both cases qualified by the limitations contained in the Discussions. In addition, we are of the opinion that the Discussions with respect to those matters as to which no legal conclusions are provided are accurate discussions of such federal income tax matters (except for the representations and statements of fact of the Partnership and its general partner, included in the Discussions, as to which we express no opinion).

We hereby consent to the filing of this opinion of counsel as Exhibit 8.1 to the Current Report on Form 8-K of the Partnership dated on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our firm in the Prospectus Supplement and the Prospectus. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,

/s/ VINSON & ELKINS L.L.P.

Vinson & Elkins L.L.P.